Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-13625 on Form S-3 dated November 20, 1996; No. 333-06495 on Form S-4 dated June 21, 1996; No. 33-60513 on Form S-8 dated July 23, 1995; No. 33-98246 on
Form S-8 dated August 17, 1994; and No. 33-80030 on Form S-3 dated June 20, 1994 of our report dated January 24, 1997, with respect to the consolidated financial statements and schedule of Vivra Incorporated included in the Annual Report on Form 10-K for the year ended November 30, 1996.

                                               ERNST & YOUNG LLP



Los Angeles, California
February 21, 1997